UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2015

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 240-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2015, ConAgra Foods, Inc. (the “Company”) entered into Amendment No. 3 to Revolving Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other financial institutions party thereto (collectively, the “Revolving Lenders”), amending that certain Revolving Credit Agreement, dated as of September 14, 2011, as amended, among the Company, the Agent and the Revolving Lenders (the “Revolving Credit Agreement”). The Amendment amends the Revolving Credit Agreement to exclude certain non-cash goodwill and other intangible asset impairments from the calculation of the fixed charge coverage ratio.

A copy of the Amendment is filed herewith as Exhibit 10.1. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On March 26, 2015, ConAgra Foods, Inc. (the “Company”) issued a press release and posted a question and answer document (“Q&A”) on its website containing information on the Company’s third quarter fiscal 2015 financial results. The press release and Q&A are furnished with this Form 8-K as Exhibits 99.1 and 99.2, respectively.

The press release and Q&A include the non-GAAP financial measures of diluted earnings per share from continuing operations adjusted for items impacting comparability, adjusted operating profit for each of the Consumer Foods, Commercial Foods and Private Brands segments, adjusted unallocated corporate expense, effective tax rate excluding items impacting comparability and net debt. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. To the extent required, these measures are reconciled in the press release and Q&A to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP. The inability to predict the amount and timing of future items makes a detailed reconciliation of projections of diluted EPS and effective tax rate adjusted for items impacting comparability, impracticable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment No. 3 to Revolving Credit Agreement dated as of September 14, 2011, among the Company, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other financial institutions party thereto

Exhibit 99.1	Press Release issued March 26, 2015

Exhibit 99.2	Questions and Answers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: March 26, 2015	By:	/s/ Lyneth Rhoten
		Name:	Lyneth Rhoten
		Title:	Vice President, Securities Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit 10.1	Amendment No. 3 to Revolving Credit Agreement dated as of September 14, 2011, among the Company, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other financial institutions party thereto

Exhibit 99.1	Press Release issued March 26, 2015

Exhibit 99.2	Questions and Answers